EXHIBIT 1.1

                   EL PASO ENERGY CORPORATION

                        Medium Term Notes

                         TERMS AGREEMENT

                        December 6, 2000




Banc of America Securities LLC
NC1-007-07-01
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255

ABN AMRO Incorporated
1325 Avenue of the Americas, 10th Floor
New York, New York 10019

Chase Securities Inc.
270 Park Avenue, 8th Floor
New York, New York 10017-2070

Ladies and Gentlemen:

     El Paso Energy Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Restated Distribution Agreement, dated October 5, 2000 (the "Distribution Agreement"), between the Company on the one hand and Banc of America Securities LLC, ABN AMRO Incorporated and Chase Securities Inc. (together, the "Agents") on the other, to issue and sell to the Agents the securities specified in the Schedule hereto (the "Purchased Securities"). Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agents, as agents of the Company, of offers to purchase the Purchased Securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provision had been set forth in full herein. Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Company or make such party subject to the provisions therein relating to the solicitation of offers to purchase securities from the Company, solely by virtue of its execution of this Terms Agreement. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty in Section 1 of the Distribution Agreement which makes reference to the Prospectus shall be deemed to be a representation and warranty as of the date of the

Distribution Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased
Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, the Company agrees to issue and sell to the Agents, and the Agents agree to purchase from the Company the Purchased Securities, at the time and place, in the principal amount and at the purchase price set forth in the Schedule hereto.

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.

                                   EL PASO ENERGY CORPORATION


                                   By:    /s/ C. Dana Rice
                                         ----------------------
                                   Name:      C. Dana Rice
                                   Title:  Senior Vice President
                                             and Treasurer

Accepted:

BANC OF AMERICA SECURITIES LLC
By:   /s/ Lynn McConnell
      ------------------
Name:     Lynn McConnell
Title:    Managing Director


ABN AMRO INCORPORATED
By:   /s/ Linda A. Dawson
     ---------------------
Name:     Linda A. Dawson
Title:    Managing Director


CHASE SECURITIES INC.
By:   /s/ Peter Madonia
     ---------------------
Name:     Peter Madonia
Title:    Managing Director

                                                         Schedule

Title of Purchased Securities:

     7.375% Medium Term Senior Notes

Aggregate Principal Amount:

     US$ 300,000,000

Price to the Public:

     99.983%

Agents Discount or Commission:

     0.625%

Method of, and Specified Funds for, Payment of Purchase Price:

     By wire transfer to a bank account specified by the Company in immediately available funds

Senior Indenture:

     Indenture (the "Indenture"), dated as of May 10, 1999, as amended and supplemented, between the Company and The Chase
     Manhattan Bank, as Trustee (the "Trustee")

Time of Delivery:

     December 11, 2000

Closing Location for Delivery of Securities:

     Offices of Counsel to the Agents:
     Locke Liddell & Sapp LLP
     600 Travis, Suite 3400
     Houston, Texas 77002

Maturity Date:

     December 15, 2012

Interest Rate:

     7.375%
Redemption:

     The Purchased Securities will be subject to redemption at the option of the Company at any time, in whole or from time to time in part, at the Make-Whole Price (as defined below), on notice given no more than 60 nor less than 30 calendar days prior to the date of redemption. "Make-Whole Price" means an amount equal to the greater of (i) 100% of the principal amount of the Purchased Securities to be redeemed and (ii) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 25 basis points, plus, in the case of both
(i) and (ii), accrued and unpaid interest to the date of redemption. Unless the Company defaults in payment of the Make-Whole Price, on and after the date of redemption, interest will cease to accrue on the Purchased Securities to be redeemed.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is neither a legal holiday nor a day on which banking institutions are generally authorized or obligated by law or executive order to close in The City of New York or any other place or places where the principal of (and premium, if any) and interest on the Purchased Securities is payable.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Purchased Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Purchased Securities.

      "Comparable Treasury Price" means, with respect to any date of redemption, (i) the average of five Reference Treasury Dealer Quotations for such date of redemption, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than five such Reference
Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

      "Independent Investment Banker" means one of the  Reference
Treasury Dealers appointed by the Trustee after consultation with the Company.

      "Reference Treasury Dealer" means (i) Banc of America Securities LLC; ABN AMRO Incorporated; and Chase Securities Inc. and their respective successors; provided, however, that if any of the foregoing shall not be a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) any two other Primary Treasury Dealers the Company selects.

       "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such date of redemption.

       "Treasury Rate" means, with respect to any date of redemption, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the stated maturity, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date of redemption. The Treasury Rate shall be calculated on the third Business Day preceding the date of redemption.

     Notwithstanding Section 1104 of the Indenture, the notice of redemption with respect to the foregoing redemption need not set forth the Make-Whole Price but only the manner of calculation thereof. The Company shall notify the Trustee of the Make-Whole Price with respect to any redemption promptly after the calculation thereof, and the Trustee shall not be responsible for such calculation.


Interest Payment Dates:

     June 15 and December 15, commencing June 15, 2001

CUSIP No.:

     28368E AB 2

Documents to be Delivered:

     The  following  documents referred to  in  the  Distribution
     Agreement shall be delivered as a condition to the Closing:

     (1)   The  opinion of counsel to the Agents referred  to  in
Section 5(b).

     (2)   The opinion of counsel to the Company referred  to  in
Section 5(c).

     (3)  The officers' certificate referred to in Section 5(d).

     (4)  The accountants' letter referred to in Section 5(e).

Other:

     The Purchased Securities are being purchased in the amounts indicated by the underwriters listed below, individually as principal.

          Banc of America Securities LLC     US$ 180,000,000
          ABN AMRO Incorporated              US$  60,000,000
          Chase Securities Inc.              US$  60,000,000